SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2003

ALLIANT TECHSYSTEMS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10582	41-1672694
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5050 LINCOLN DRIVE EDINA, MINNESOTA		55436-1097
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (952) 351-3000

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)           Exhibits.

Exhibit No.	Description
99.1	Press release, dated October 1, 2003, announcing new CEO under leadership succession plan

Item 9.  Regulation FD Disclosure

On October 1, 2003, Alliant Techsystems Inc. (“ATK”) issued a press release reporting that, in accordance with the previously-announced executive leadership succession plan approved by ATK’s Board of Directors on May 6, 2003, Dan Murphy had become chief executive officer.  The press release also disclosed that Paul David Miller had retained his post as chairman of the board and continues to serve as a corporate officer.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

	By:	/s/ Ann D. Davidson
		Name:	Ann D. Davidson
		Title:	Vice President, General Counsel and Corporate Secretary

Date: October 6, 2003